FOR IMMEDIATE RELEASE	Contact: Mike Ogburn
(502) 636-4515, office
(502) 262-0224, cellular
mogburn@kyderby.com

DOWNS INCORPORATED REPORTS THIRD QUARTER RESULTS

LOUISVILLE, Ky. (Oct. 22, 2002) - Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN) today reported results for the third quarter ended Sept. 30, 2002, which included record third-quarter revenues and net earnings and higher earnings per share versus a year ago.

        Net revenues for the third quarter totaled $125.6 million, an increase of 3.6 percent, compared with $121.2 million for the same period last year. Net earnings for the quarter were $7.9 million, compared with $7.1 million in 2001. Diluted earnings per share totaled $0.59, compared with $0.54 for the third quarter of 2001. Results for the first nine months of 2002 are outlined in the accompanying tables.

        Thomas H. Meeker, CDI’s president and chief executive officer, credited the solid quarter, that included earnings within the range previously estimated by the Company, to positive performances at most of the Company’s operating units, cost controls and a sound cash management strategy. “As has been our experience for 2002, on-track revenues for the third quarter were flat for most of our racetracks. We were able to substantially offset this impact through the continued strong performance of our simulcast operations and a diligent approach to managing costs. We also benefited from a significant drop in interest expense as a result of lower interest rates and continued debt reduction through our positive cash flow and balance sheet management.”

        Meeker added, “Looking ahead, we are confident that our fourth quarter will generate earnings consistent with our full-year estimate of $1.77 to $1.80 per diluted share. That confidence in earnings – and in our business in general – was validated by our board of directors’ recent approval of the $121 million Master Plan to modernize Churchill Downs racetrack. The Master Plan to renovate our flagship facility and preserve its signature event, the Kentucky Derby, represents an unprecedented investment in our future and an unparalleled commitment to our business model. We believe this initiative will have a positive impact on our Company following its planned completion in 2006.

        Our ability this year to show fundamental progress against the backdrop of a formal business recession encourages us about our prospects for 2003. Gains next year will depend on our continuing efforts to operate as efficiently as possible while delivering the customer satisfaction that we know is paramount to our longer term success. One specific development that we will have to surmount in 2003 is the split of Hoosier Park’s racing subsidy with Indiana Downs. Although we further lessened our ownership in Hoosier Park a year ago, this factor will reduce our EBITDA by approximately $3 million in the year ahead. On balance, we expect to show gains in earnings for 2003, extending our long-term record of growth.”

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        A conference call regarding this release is scheduled for Wednesday, Oct. 23, at 9 a.m. (EDT). Investors and other interested parties may listen to the teleconference by accessing the online, real-time Web cast and broadcast of the call at www.churchilldownsincorporated.com orwww.companyboardroom.com or by calling (913) 981-5508 at least 10 minutes before the appointed time. The online replay will be available at approximately 12 p.m. (ET) and continue for two weeks. An eight-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 558288 when prompted for the access code.

        Churchill Downs Incorporated (“CDI”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s racetracks in California, Florida, Illinois, Indiana and Kentucky host 112 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

        This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from war and terrorist activities or political uncertainties; the impact of increasing insurance costs; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of interest rate fluctuations; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; the economic environment; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS for the nine and three months ended September 30, 2002 and 2001 (Unaudited) (In thousands, except per share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2002	2001	2002	2001

Net revenues	$329,186	$316,219	$125,587	$121,247
Operating Expenses	263,994	253,210	101,564	99,145

Gross profit	65,192	63,009	24,023	22,102

Selling, general and administrative expenses	25,580	23,084	8,312	7,278

Operating income	39,612	39,925	15,711	14,824

Other income (expense):
Interest income	254	471	80	139
Interest expense	(6,946)	(9,864)	(1,979)	(2,908)
Miscellaneous, net	(1,177)	(240)	(586)	(141)
	(7,869)	(9,633)	(2,485)	(2,910)

Earnings before provision for income taxes	31,743	30,292	13,226	11,914

Provision for income taxes	(12,761)	(12,266)	(5,317)	(4,823)

Net earnings	$ 18,982	$ 18,026	$ 7,909	$ 7,091

Earnings per common share data:
Basic	$1.45	$1.38	$0.60	$0.54
Diluted	$1.42	$1.37	$0.59	$0.54

Weighted average shares outstanding:
Basic	13,115	13,075	13,126	13,093
Diluted	13,342	13,198	13,351	13,223

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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CHURCHILL DOWNS INCORPORATED SUPPLEMENTAL INFORMATION BY OPERATING UNIT for the nine and three months ended September 30, 2002 and 2001 (Unaudited) (In thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2002	2001	2002	2001
Net revenues:
Kentucky Operations	$ 87,746	$ 87,025	$ 18,395	$ 19,339
Hollywood Park	67,161	68,913	18,674	16,527
Calder Race Course	50,692	41,854	27,867	28,303
Arlington Park	68,676	65,789	41,042	38,320
Hoosier Park	41,287	40,569	14,624	14,251
CDSN	50,373	43,506	19,631	17,612
Total racing operations	365,935	347,656	140,233	134,352
Other investments	4,666	4,752	2,086	2,069
Corporate revenues	1,116	786	105	81
Eliminations	(42,531)	(36,975)	(16,837)	(15,255)
	$329,186	$316,219	$125,587	$121,247
EBITDA:
Kentucky Operations	$ 17,754	$ 20,650	$ (1,946)	$ (1,015)
Hollywood Park	8,577	9,931	1,771	1,165
Calder Race Course	7,137	4,866	6,318	6,276
Arlington Park	6,552	8,085	9,040	8,365
Hoosier Park	5,854	4,695	1,976	1,544
CDSN	12,036	10,229	4,531	4,108
Total racing operations	57,910	58,456	21,690	20,443
Other investments	544	1,535	296	687
Corporate expenses	(5,344)	(5,457)	(1,909)	(1,393)
Eliminations	(62)	-	-	-
	$ 53,048	$ 54,534	$ 20,077	$ 19,737
Operating income (loss):
Kentucky Operations	$ 13,370	$ 16,311	$ (3,396)	$ (2,513)
Hollywood Park	4,518	6,032	382	(165)
Calder Race Course	5,398	2,238	5,725	5,395
Arlington Park	4,375	6,363	8,269	7,752
Hoosier Park	4,698	3,539	1,589	1,179
CDSN	12,036	10,229	4,531	4,108
Total racing operations	44,395	44,712	17,100	15,756
Other investments	536	770	508	561
Corporate expenses	(5,327)	(5,557)	(1,921)	(1,493)
Eliminations	8	-	24	-
	$ 39,612	$ 39,925	$ 15,711	$ 14,824

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30,	December 31,	September 30,
	2002	2001	2001
ASSETS	(unaudited)		(unaudited)
Current assets:
Cash and cash equivalents	$ 16,335	$ 15,732	$ 14,436
Restricted cash	3,755	10,535	8,389
Accounts receivable, net	23,953	28,472	29,034
Deferred income tax assets	1,734	2,806	1,721
Other current assets	6,256	2,177	4,304
Total current assets	52,033	59,722	57,884

Other assets	11,307	11,475	11,180
Plant and equipment, net	341,127	339,419	341,920
Goodwill, net	52,239	52,239	52,588
Intangible assets, net	7,587	7,860	7,952
	$464,293	$470,715	$471,524
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 34,890	$ 40,493	$ 37,242
Accrued expenses	33,335	31,452	34,694
Dividends payable	-	6,549	-
Income taxes payable	972	971	11,362
Deferred revenue	3,149	14,241	4,423
Long-term debt, current portion	471	561	2,308
Total current liabilities	72,817	94,267	90,029

Long-term debt, due after one year	123,922	132,787	134,128
Other liabilities	13,748	11,302	13,255
Deferred income taxes	15,115	15,124	14,761
Commitments and contingencies	-	-	-
Shareholders' equity:
Preferred stock, no par value;
250 shares authorized; no shares issued	-	-	-
Common stock, no par value; 50,000 shares authorized;
issued: 13,135 shares September 30, 2002, 13,098 shares
December 31, 2001, and 13,098 shares September 30, 2001	125,532	124,750	124,750
Retained earnings	113,832	94,850	97,349
Accumulated other comprehensive loss	(608)	(2,300)	(2,683)
Note receivable for common stock	(65)	(65)	(65)
	238,691	217,235	219,351
	$464,293	$470,715	$471,524

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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